Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports 2026

Third Quarter Financial Results

Third Quarter 2026 Highlights:

●	Total revenue increased 12% to $269.2 million

●	Net income available to stockholders of $24.2 million, the highest quarterly result in Company history

●	Adjusted EBITDA increased 12% to $64.1 million

●	Lindblad segment net yield per available guest night increased 6% to $1,398

●	Occupancy increased to 91% from 88%

●	Acquired a majority ownership interest in White Desert, the pioneering luxury Antarctic company, and Echo Charlie, a new aviation travel brand providing specialized access to unique destinations worldwide

NEW YORK, November 3, 2026 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the third quarter ended September 30, 2026.

Natalya Leahy, Chief Executive Officer, said “It has been an exciting quarter for us! With the acquisition of White Desert and the launch of Echo Charlie, we are opening a new chapter of growth, innovation and long-term shareholder value creation. We also delivered outstanding financial results with record Adjusted EBITDA and occupancy above 90% for the third consecutive quarter. These achievements reflect the strength of our business model and disciplined execution. Our confidence in the future and appreciation for our people who make it possible have never been stronger.”

THIRD QUARTER RESULTS

Tour Revenues

Third quarter tour revenues of $269.2 million increased $29.0 million, or 12%, as compared to the same period in 2025. The increase was driven by a $15.8 million increase at the Lindblad segment and a $13.2 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $153.4 million increased $15.8 million, or 11%, compared to the third quarter a year ago primarily due to an increase in occupancy to 91% on a 4% increase in available guest nights, driving a 6% increase in net yield to $1,398.

Land Experiences tour revenues of $115.8 million increased $13.2 million, or 13%, compared to the third quarter a year ago primarily due to an increase in guests and operating additional trips.

Net Income

Net income available to stockholders for the third quarter was $24.2 million, $0.36 per diluted share, as compared to a net loss available to stockholders of $49 thousand, $0.00 per diluted share, in the third quarter of 2025. The $24.3 million increase in net income available to stockholders primarily reflects improved operating results, partially offset by a $7.0 million increase in income tax expense. The 2025 net loss available to stockholders included a $23.5 million loss on extinguishment of debt, a $1.2 million preferred stock dividend, and a $1.8 million benefit related to employee retention tax credits.

Adjusted EBITDA

Third quarter Adjusted EBITDA of $64.1 million increased $6.9 million as compared to the same period in 2025 driven by a $4.3 million increase at the Lindblad segment and a $2.5 million increase at the Land Experiences segment.

Lindblad segment Adjusted EBITDA of $37.1 million increased $4.3 million as compared to the same period in 2025, primarily due to increased tour revenues, partially offset by higher cost of tours related to an increase in voyages and higher fuel costs, increased selling and marketing costs, primarily due to increased royalties associated with the final royalty rate step-up under the National Geographic agreement, and higher marketing spend to drive long-term growth initiatives.

Land Experiences segment Adjusted EBITDA of $27.0 million increased $2.5 million as compared to the same period in 2025, primarily due to increased tour revenues, partially offset by increased operating and personnel costs related to increased trips, and higher marketing spend to drive future growth.

	For the three months ended September 30,				For the nine months ended September 30,
(In thousands)	2026	2025	Change	%	2026	2025	Change	%
Tour revenues:
Lindblad	$153,364	$137,561	$15,803	11%	$435,084	$379,714	$55,370	15%
Land Experiences	115,787	102,611	13,176	13%	241,327	208,124	33,203	16%
Total tour revenues	$269,151	$240,172	$28,979	12%	$676,411	$587,838	$88,573	15%
Operating income:
Lindblad	$17,771	$13,236	$4,535	34%	$32,184	$19,553	$12,631	65%
Land Experiences	24,980	22,734	2,246	10%	38,136	31,440	6,696	21%
Operating income	$42,751	$35,970	$6,781	19%	$70,320	$50,993	$19,327	38%
Adjusted EBITDA:
Lindblad	$37,111	$32,773	$4,338	13%	$87,514	$75,422	$12,092	16%
Land Experiences	27,004	24,490	2,514	10%	43,893	36,666	7,227	20%
Total adjusted EBITDA	$64,115	$57,263	$6,852	12%	$131,407	$112,088	$19,319	17%

Balance Sheet and Liquidity

The Company’s cash and cash equivalents and restricted cash were $308.2 million as of September 30, 2026, as compared to $289.7 million as of December 31, 2025. The increase primarily reflects $111.3 million of net cash provided by operating activities, due to increased bookings for future travel, which was partially offset by $54.6 million of cash used, net of cash acquired, to acquire a majority ownership interest in White Desert and Echo Charlie, $18.8 million of cash used in purchasing property and equipment and $19.8 million used to acquire an additional 5.0% ownership of Natural Habitat and an additional 9.9% ownership of Classic Journeys.

As of September 30, 2026, the Company had a total debt position of $675.0 million and was in compliance with all of its applicable debt covenants.

2026 OUTLOOK

The Company’s current expectations for the full year 2026 are as follows:

●	Tour revenues of $870 - $885 million

●	Adjusted EBITDA of $142 - $148 million

STOCK REPURCHASE PLAN

The Company currently has a $35.0 million stock repurchase plan in place. As of October 31, 2026, the Company had repurchased 875,218 shares and 6.0 million warrants under the plan for a total of $23.0 million and had $12.0 million remaining under the plan. As of October 31, 2026, there were 65.7 million shares of common stock outstanding.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Free Cash Flow, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance, liquidity and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Audio Conference Webcast Information

The Company has scheduled an audio conference webcast at 9:00 a.m. Eastern Time on November 3, 2026, to discuss the Company’s third quarter financial results. The webcast can be accessed at investors.expeditions.com, or at https://events.q4inc.com/attendee/416185057. Dial-in numbers by country are available at https://help.events.q4inc.com/eahc/international-dial-in-numbers, meeting ID 416185057.

To participate in the Q&A, use the analyst registration, https://events.q4inc.com/analyst/416185057?pwd=BmWfj6ho, to receive a unique passcode.

A replay of the webcast will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its eight pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship-, land- and air-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, Wineland-Thomson Adventures, White Desert, and Echo Charlie—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company’s commitment to responsible exploration, visit investors.expeditions.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic and/or geopolitical factors that negatively impact the ability or desire of people to travel; (ii) loss of business due to competition; (iii) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, crew or guest illness such as a gastrointestinal virus, pandemics, geopolitical issues or other events; (iv) increases in fuel prices, changes in fuel consumed and availability of fuel supply in the geographies in which we operate or in general; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vii) management of our growth and our ability to execute our planned growth, including our ability to successfully integrate any future acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) our ability to maintain licenses and permits necessary for certain operations in compliance with laws, regulations and other requirements; (x) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (xi) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xii) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xiii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiv) adverse publicity regarding the travel and cruise industry in general, the safety of travel, or passenger and crew illnesses such as a gastrointestinal virus or other health issues; (xv) the result of future financing efforts; and (xvi) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at https://www.sec.gov or at https://www.expeditions.com in the Investor Relations section of the Company’s website.

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of September 30, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$274,949	$256,692
Restricted cash	33,223	33,043
Prepaid expenses and other current assets	89,650	78,145
Total current assets	397,822	367,880

Property and equipment, net	508,235	522,123
Goodwill	104,938	60,609
Intangibles, net	97,053	16,599
Other long-term assets	17,474	12,747
Total assets	$1,125,522	$979,958

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$431,788	$361,481
Accrued expenses and other	66,871	77,883
Accounts payable	24,059	22,227
Long-term debt - current portion	-	3
Total current liabilities	522,718	461,594

Long-term debt, less current portion	664,516	662,671
Other long-term liabilities	32,396	9,192
Total liabilities	1,219,630	1,133,457

Commitments and contingencies
Series A redeemable convertible preferred stock, 165,000 shares authorized; no shares issued and outstanding as of September 30, 2026, 62,000 shares issued and outstanding as of December 31, 2025	-	83,079
Redeemable noncontrolling interests	77,609	47,948
	77,609	131,027

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 62,000 Series A shares issued and outstanding as of December 31, 2025	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 65,655,769 and 55,421,384 issued, 65,620,129 and 55,323,495 outstanding as of September 30, 2026 and December 31, 2025, respectively	7	6
Additional paid-in capital	217,240	126,873
Accumulated deficit	(388,944)	(411,405)
Accumulated other comprehensive loss	(20)	-
Total stockholders’ deficit	(171,717)	(284,526)
Total liabilities, mezzanine equity and stockholders’ deficit	$1,125,522	$979,958

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Tour revenues	$269,151	$240,172	$676,411	$587,838

Operating expenses:
Cost of tours	135,927	124,373	345,282	308,611
General and administrative	35,749	34,808	101,965	98,613
Selling and marketing	37,775	30,091	105,735	84,722
Depreciation and amortization	16,949	14,930	53,109	44,899
Total operating expenses	226,400	204,202	606,091	536,845

Operating income	42,751	35,970	70,320	50,993

Other (expense) income:
Interest expense, net	(10,191)	(11,256)	(31,264)	(34,503)
(Loss) gain on foreign currency	(886)	(318)	(1,515)	982
Other (expense) income	(114)	1,105	(59)	1,134
Loss on extinguishment of debt	-	(23,492)	-	(23,492)
Total other expense	(11,191)	(33,961)	(32,838)	(55,879)

Income (loss) before income taxes	31,560	2,009	37,482	(4,886)
Income tax provision (benefit)	4,473	(2,564)	4,687	(3,503)

Net income (loss)	27,087	4,573	32,795	(1,383)
Net income attributable to noncontrolling interest	2,848	3,383	3,463	4,783
Net income (loss) attributable to Lindblad Expeditions Holdings, Inc.	24,239	1,190	29,332	(6,166)
Series A redeemable convertible preferred stock dividend	-	1,239	497	3,667
Net income (loss) available to stockholders	$24,239	$(49)	$28,835	$(9,833)

Weighted average shares outstanding:
Basic	65,560,483	55,557,530	64,206,682	54,859,959
Diluted	66,680,459	55,557,530	65,154,789	54,859,959

Undistributed income (loss) per share available to stockholders:
Basic	$0.37	$(0.00)	$0.45	$(0.18)
Diluted	$0.36	$(0.00)	$0.44	$(0.18)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the nine months ended September 30,
	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$32,795	$(1,383)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53,109	44,899
Amortization of deferred financing costs, net	1,974	2,684
Amortization of right-of-use lease assets	1,922	1,254
Stock-based compensation	5,221	14,489
Deferred income taxes	923	(984)
Loss (gain) on foreign currency	1,515	(982)
Write-off of unamortized deferred financing costs due to debt extinguishment	-	7,111
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(3,329)	(8,891)
Unearned passenger revenues	40,483	41,134
Other long-term assets	(3,328)	(1,023)
Other long-term liabilities	1,064	(1,010)
Accounts payable, accrued expenses and other	(21,010)	(157)
Net cash provided by operating activities	111,339	97,141

Cash Flows From Investing Activities
Purchases of property and equipment	(18,829)	(36,778)
Acquisitions (net of cash acquired)	(54,604)	(17,359)
Net cash used in investing activities	(73,433)	(54,137)

Cash Flows From Financing Activities
Additional acquisition of redeemable noncontrolling interest	(19,760)	-
Proceeds from exercise of options	6,603	4,259
Repurchase under stock-based compensation plans, related tax impacts	(5,356)	(248)
Noncontrolling interest distributions	(804)	(950)
Payment of deferred financing costs	(129)	(11,777)
Repayments of long-term debt	(3)	(635,029)
Proceeds from long-term debt	-	675,010
Net cash (used in) provided by financing activities	(19,449)	31,265
Effect of exchange rate changes on cash	(20)	(288)
Net increase in cash, cash equivalents and restricted cash	18,437	73,981
Cash, cash equivalents and restricted cash at beginning of period	289,735	216,143

Cash, cash equivalents and restricted cash at end of period	$308,172	$290,124

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$50,834	$43,875
Income taxes	2,888	2,239
Non-cash investing and financing activities:
Shares issued in connection with conversion of Series A redeemable convertible preferred stock	$83,576	$-
Non-cash preferred stock dividend	497	3,667
Non-cash recognition of new leases	1,571	-
Additional paid-in capital exercise proceeds of option shares	(933)	358
Additional paid-in capital exchange proceeds used for option shares	933	(358)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands)
(unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA Consolidated

Consolidated	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2026	2025	2026	2025
Net income (loss)	$27,087	$4,573	$32,795	$(1,383)
Interest expense, net	10,191	11,256	31,264	34,503
Income tax provision (benefit)	4,473	(2,564)	4,687	(3,503)
Depreciation and amortization	16,949	14,930	53,109	44,899
Loss (gain) on foreign currency	886	318	1,515	(982)
Stock-based compensation	1,540	5,370	5,221	14,489
Transaction-related costs	2,875	159	3,036	873
Other expense (income)	114	20	59	(9)
Debt extinguishment	-	23,492	-	23,492
Acquisition gain	-	(1,125)	-	(1,125)
Reorganization costs	-	834	(279)	834
Adjusted EBITDA	$64,115	$57,263	$131,407	$112,088

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2026	2025	2026	2025
Operating income	$17,771	$13,236	$32,184	$19,553
Depreciation and amortization	15,032	13,360	47,931	40,672
Stock-based compensation	1,418	5,325	4,788	14,186
Transaction-related costs	2,890	18	2,890	177
Reorganization costs	-	834	(279)	834
Adjusted EBITDA	$37,111	$32,773	$87,514	$75,422

Land Experiences Segment	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2026	2025	2026	2025
Operating income	$24,980	$22,734	$38,136	$31,440
Depreciation and amortization	1,917	1,570	5,178	4,227
Stock-based compensation	122	45	433	303
Transaction-related costs	(15)	141	146	696
Adjusted EBITDA	$27,004	$24,490	$43,893	$36,666

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Guest Metrics and per Available Guest Night metrics)
(unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities	For the nine months ended September 30,
	2026	2025
Net cash provided by operating activities	$111,339	$97,141
Less: purchases of property and equipment	(18,829)	(36,778)
Free Cash Flow	$92,510	$60,363

Guest Metrics — Lindblad Segment

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Available Guest Nights	99,550	95,487	270,896	252,327
Guest Nights Sold	90,779	84,143	248,423	221,315
Occupancy	91%	88%	92%	88%
Maximum Guests	12,465	11,909	36,389	32,906
Number of Guests	11,402	10,685	33,427	29,165
Voyages	161	159	479	433

Calculation of Gross and Net Yield per Available Guest Night	For the three months ended September 30,		For the nine months ended September 30,
(In thousands, except for Available Guest Nights, Gross and Net Yield per Available Guest Night)	2026	2025	2026	2025
Guest ticket revenues	$137,513	$120,979	$375,061	$331,804
Other tour revenue	15,851	16,582	60,023	47,910
Tour revenues	153,364	137,561	435,084	379,714
Less: Commissions	(6,305)	(5,304)	(17,294)	(15,349)
Less: Other tour expenses	(7,852)	(6,762)	(29,815)	(23,095)
Net Yield	$139,207	$125,495	$387,975	$341,270
Available Guest Nights	99,550	95,487	270,896	252,327
Gross Yield per Available Guest Night	$1,541	$1,441	$1,606	$1,505
Net Yield per Available Guest Night	1,398	1,314	1,432	1,352

	For the three months ended September 30,		For the nine months ended September 30,
(In thousands)	2026	2025	2026	2025
Operating income	$17,771	$13,236	$32,184	$19,553
Cost of tours	69,291	63,800	207,830	187,092
General and administrative	22,010	23,682	63,198	65,758
Selling and marketing	29,260	23,483	83,941	66,639
Depreciation and amortization	15,032	13,360	47,931	40,672
Less: Commissions	(6,305)	(5,304)	(17,294)	(15,349)
Less: Other tour expenses	(7,852)	(6,762)	(29,815)	(23,095)
Net Yield	$139,207	$125,495	$387,975	$341,270

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Guest Metrics and per Available Guest Night metrics)
(unaudited)

Calculation of Gross and Net Cruise Cost	For the three months ended September 30,		For the nine months ended September 30,
(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost per Avail. Guest Night)	2026	2025	2026	2025
Cost of tours	$69,291	$63,800	$207,830	$187,092
Plus: Selling and marketing	29,260	23,483	83,941	66,639
Plus: General and administrative	22,010	23,682	63,198	65,758
Gross Cruise Cost	120,561	110,965	354,969	319,489
Less: Commissions	(6,305)	(5,304)	(17,294)	(15,349)
Less: Other tour expenses	(7,852)	(6,762)	(29,815)	(23,095)
Net Cruise Cost	106,404	98,899	307,860	281,045
Less: Fuel Expense	(7,567)	(6,224)	(22,463)	(17,755)
Net Cruise Cost Excluding Fuel	98,837	92,675	285,397	263,290
Non-GAAP Adjustments:
Stock-based compensation	(1,418)	(5,325)	(4,788)	(14,186)
Reorganization costs	-	(834)	279	(834)
Transaction-related costs	(2,890)	(18)	(2,890)	(177)
Adjusted Net Cruise Cost Excluding Fuel	$94,529	$86,498	$277,998	$248,093
Adjusted Net Cruise Cost	$102,096	$92,722	$300,461	$265,848
Available Guest Nights	99,550	95,487	270,896	252,327
Gross Cruise Cost per Available Guest Night	$1,211	$1,162	$1,310	$1,266
Net Cruise Cost per Available Guest Night	1,069	1,036	1,136	1,114
Net Cruise Cost Excluding Fuel per Available Guest Night	993	971	1,054	1,043
Adjusted Net Cruise Cost Excluding Fuel per Available Guest Night	950	906	1,026	983
Adjusted Net Cruise Cost per Available Guest Night	1,026	971	1,109	1,054

Reconciliation of 2026 Adjusted EBITDA Guidance:

(In millions)	Full Year 2026
Income before income taxes	$8	to	$28
Depreciation and amortization	74	to	69
Interest expense, net	43	to	41
Stock-based compensation	10	to	7
Other	7	to	3
Adjusted EBITDA	$142	to	$148

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

Operational and Financial Metrics

Adjusted EBITDA is defined by us as net income (loss) excluding depreciation and amortization, net interest expense, income tax expense or benefit, foreign currency gains or losses and certain other non-operating items. Other non-operating items excluded include such items as stock-based compensation, reorganization costs, executive severance costs, debt refinancing costs, acquisition-related expenses and other non-recurring charges. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure to evaluate operating performance and trends. We believe this measure provides additional insight into underlying operating results by excluding items that may not be indicative of ongoing performance. Adjusted EBITDA is not intended to be a measure of liquidity or financial performance under GAAP and should not be considered in isolation or as a substitute for GAAP measures such as net income or cash flows from operations. Our definition and use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Free Cash Flow is defined by us as net cash provided by operating activities less purchases of property and equipment. We believe Free Cash Flow is a useful measure of liquidity because it reflects cash generated by our operations after capital expenditures; however, it does not represent residual cash flow available for discretionary expenditures, as it does not deduct mandatory debt service and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation or as a substitute for net cash provided by operating activities, and our definition may not be comparable to similarly titled measures used by other companies.

The following metrics apply to our Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation and acquisition-related expenses.

Available Guest Nights is a measurement of capacity and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expenses, and general and administrative expenses.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Yield represents tour revenues less insurance proceeds, commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Number of Guests represents the number of guests who travel with us in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.